UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ROCKWELL MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Michigan	38-3317208
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

30142 Wixom Road
Wixom, Michigan	48393
(Address of Principal Executive Offices)	(Zip Code)

Rockwell Medical, Inc. Amended and Restated 2007 Long Term Incentive Plan, as amended

(Full Title of the Plan)

Robert L. Chioini
President and Chief Executive Officer
Rockwell Medical, Inc.

30142 Wixom Road

Wixom, Michigan 48393

(Name and address of agent for service)

(248) 960-9009
(Telephone number, including area code, of agent for service)

Copy to:

Mark A. Metz

Dykema Gossett PLLC

39577 Woodward, Suite 300

Bloomfield Hills, Michigan 48304

(248) 203-0700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of securities	Amount to be	offering	aggregate	registration
to be registered	registered (1)	price per share(2)	offering price(2)	fee
Common Stock	2,000,000	$10.79	$21,580,000	$2,507.60

(1)  This Registration Statement covers 2,000,000 shares of common stock, no par value, which includes options, restricted stock and other rights to acquire common stock, under the Rockwell Medical, Inc. Amended and Restated 2007 Long-Term Incentive Plan, as amended, and, pursuant to Rule 416(a), an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)  This calculation is made solely for the purpose of determining the amount of the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices for the Common Stock on May 29, 2015, as reported by the Nasdaq Stock Market.

In accordance with general instruction E to Form S-8, Rockwell Medical, Inc. hereby incorporates by reference the contents of its Registration Statement on Form S-8 (No. 333-146817) filed October 19, 2007.

Item 8. Exhibits

The following exhibits are filed with this Registration Statement or were previously filed and incorporated herein by reference to the filing indicated. Exhibits not required for this Registration Statement have been omitted. Our Commission file number is 000-23661.

Exhibit
Number	Description

10.60

Rockwell Medical, Inc. Amended and Restated 2007 Long Term Incentive Plan, as amended effective May 21, 2015 (incorporated by reference to the Company’s Proxy Statement for the 2015 Annual Meeting of Shareholders filed on April 13, 2015).

5.1	Opinion of Dykema Gossett PLLC.

23.1	Consent of Plante & Moran, PLLC.

23.2	Consent of Dykema Gossett PLLC (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wixom, State of Michigan on June 2, 2015.

ROCKWELL MEDICAL, INC.

By:	/s/ Robert L. Chioini
Robert L. Chioini
Chairman, President and Chief Executive
Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Rockwell Medical, Inc., do hereby constitute and appoint Robert L. Chioini and Thomas E. Klema, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 2, 2015.

Signature	Title

/s/ ROBERT L. CHIOINI	Chairman, President and Chief Executive
Robert L. Chioini	Officer (principal executive officer)

/s/ THOMAS E. KLEMA	Vice President of Finance, Chief Financial Officer,
Thomas E. Klema	Treasurer and Secretary (principal financial officer and principal accounting officer)

/s/ KENNETH L. HOLT	Director
Kenneth L. Holt

/s/ RONALD D. BOYD	Director
Ronald D. Boyd

/s/ PATRICK J. BAGLEY	Director
Patrick J. Bagley

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Dykema Gossett PLLC.

23.1	Consent of Plante & Moran, PLLC.

23.2	Consent of Dykema Gossett PLLC (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).